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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 5, 2007

                          UNIVISION COMMUNICATIONS INC.

             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         001-12223                                       95-4398884
 (Commission File Number)                     (IRS Employer Identification No.)



                          605 THIRD AVENUE, 12TH FLOOR
                               NEW YORK, NY 10158
                    (Address of principal executive offices)

                                 (212) 455-5200
              (Registrant's telephone number, including area code)


                                    NO CHANGE
          (Former name or former address, if changed since last report)



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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 5 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.


      Effective as of June 5, 2007, Henry G. Cisneros, Chairman and Chief Executive Officer of CityView, Gloria Estefan, Vice President of Estefan Entertainment, Inc., and Joseph Uva, Chief Executive Officer Univision Communications Inc. (the "Company"), were appointed to serve as members of the Board of Directors of the Company.

      Each of Mr. Cisneros and Ms. Estefan will receive annual cash compensation for their service as directors of the Company of $100,000, payable in quarterly installments. Additionally, each of Mr. Cisneros and Ms. Estefan will receive an equity incentive award in a form and amount to be determined by the Board of Directors of the Company. The award will vest during their period of service as director to the extent of 20% of the aggregate equity award on April 2, 2008 and 20% on April 2nd of each of the next four years. The award will be subject to additional vesting and other terms and conditions as may be reasonably determined by the Company's Board of Directors. Mr. Uva will not receive any compensation for his service as director of the Company.















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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 10, 2007             UNIVISION COMMUNICATIONS INC.


                                By:  /s/  C. Douglas Kranwinkle
                                    -------------------------------------
                                Name:   C. Douglas Kranwinkle
                                Title:  Executive Vice President and General
                                        Counsel

























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